EXHIBIT 99.1

MMC Energy, Inc. Reports Results For Third Quarter 2007

NEW YORK, Nov. 7, 2007 (PRIME NEWSWIRE) -- MMC Energy, Inc. (Nasdaq:MMCE) announced that for the third quarter ended September 30, 2007, it had net income of approximately $705,000, or .05 cents per share, on revenues of approximately $2.8 million. For the nine months ended September 30, 2007 the Company had net losses of approximately ($1.7 million), or (.22) cents per share, on revenues of approximately $5.4 million.

Revenues for the third quarter of 2007 consisted of energy production revenues of $462,224, ancillary services revenues of $1,496,289 and resource adequacy capacity revenues of $791,250. Revenues for the nine months ended September 30, 2007 consisted of energy production revenues of $580,417, ancillary services revenues of $2,500,676 and resource adequacy capacity revenues of $2,274,750. The Company was a development stage enterprise until June 12, 2006 and prior period comparisons are therefore not meaningful.

The Company believes that adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for non-cash compensation charges and re-commissioning expenses, which are non-recurring charges on an asset by asset basis that the Company considers a component of its acquisition cost for internal reporting purposes, and in 2006, non-recurring charges associated with the Company's merger and private placement) serves as a more meaningful measure of performance on an ongoing basis. Tables are included in this release providing reconciliation between GAAP and non-GAAP financial results.

Adjusted EBITDA was $590,460 for the quarter ended September 30, 2007, and a loss of ($792,615) for the nine months ended September 30, 2007. See below for a cautionary note on forward looking statements.

 Income statement for
 the three and nine   Three Months Ended        Nine Months Ended
 month periods       Sept. 30,   Sept. 30,     Sept. 30,   Sept. 30,
 ended September 30,   2007        2006          2007        2006
 2007 and 2006      ----------  -----------  -----------  -----------

 Operating revenues:
 Resource adequacy
  capacity         $   791,250  $   380,000  $ 2,274,750  $   380,000
 Ancillary services  1,496,289    1,441,581    2,500,676    1,693,853
 Energy production     462,224      693,645      580,417      712,320
                   -----------  -----------  -----------  -----------
 Total operating
  revenues           2,749,763    2,515,226    5,355,843    2,786,173
 Costs of sales:
 Costs of resource
  adequacy capacity     63,300       25,000      181,980       25,000
 Costs of ancillary
  services             201,550      316,720      381,641      353,051
 Costs of energy
  production           147,897      330,789      249,994      345,266
                   -----------  -----------  -----------  -----------
 Total costs of
  sales                412,747      672,509      813,615      723,317
                   -----------  -----------  -----------  -----------
 Gross Profit        2,337,016    1,842,717    4,542,228    2,062,856
 Operating
  expenses:
 Depreciation          284,814      158,244      800,999      464,288
 Operations and
  maintenance          652,576      551,585    1,864,201      978,213
 Re-commissioning
  expenses              (5,231)      12,632      413,904    2,155,796
 General and
  administrative
  expenses           1,146,620      888,708    3,668,669    3,109,987
                   -----------  -----------  -----------  -----------
 Total operating
  expenses           2,078,779    1,611,169    6,747,773    6,708,284
                   -----------  -----------  -----------  -----------
 Income (loss) from
  operations           258,237      231,548   (2,205,545)  (4,645,428)
                   -----------  -----------  -----------  -----------
 Other expenses
  (income)
 Interest expense,
  net                 (446,778)     (67,150)    (407,763)      (4,577)
 Other expenses,
  net                       --      136,000     (135,995)     136,000
                   -----------  -----------  -----------  -----------
 Total other
  expenses            (446,778)      68,850     (543,758)     131,423
                   -----------  -----------  -----------  -----------
 Net income (loss)
  before provision
  for income taxes     705,015      162,698   (1,661,787)  (4,776,851)
                   -----------  -----------  -----------  -----------
 Provision for
  income taxes              --           --           --           --
                   -----------  -----------  -----------  -----------
 Net income (loss) $   705,015  $   162,698  $(1,661,787) $(4,776,851)
                   -----------  -----------  -----------  -----------

 Basic earnings
  (loss) per common
  share
 Net income (loss)
  per share        $      0.05  $      0.03  $     (0.22) $     (1.15)

 Weighted average
  shares
  outstanding       13,408,277    4,762,597    7,705,647    4,139,381
                   ===========  ===========  ===========  ===========

 Diluted earnings
  (loss) per
  common share
 Net income (loss)
  per share        $      0.05  $      0.03  $     (0.22) $     (1.15)

 Weighted average
  shares
  outstanding       13,408,277    4,846,460    7,705,647    4,139,381
                   ===========  ===========  ===========  ===========

 Reconciliation of      Three Months Ended     Nine Months Ended
 Income (Losses) from   Sept. 30, Sept. 30,   Sept. 30,     Sept. 30,
 operations to            2007      2006        2007          2006
 Adjusted EBITDA          ----      ----        ----          ----

 Income (Losses) from
  operations            $258,237  $231,548  $(2,205,545)  $(4,645,428)
 Add: Depreciation
  Expense                284,814   158,244      800,999       464,288
 Add: Re-commissioning
  expenses                (5,231)   12,632      413,904     2,155,796
 Add: Stock-based
  compensation            52,640    62,875      198,027        89,625
 Add: non-recurring
  financing costs             --        --           --     1,413,784
                        --------  --------  -----------   -----------
 Adjusted EBITDA        $590,460  $465,299  $  (792,615)  $  (521,935)
                        --------  --------  -----------   -----------

About MMC Energy, Inc.:

The Company acquires and actively manages electricity generating and energy infrastructure-related assets in the United States. The Company is traded on the NASDAQ Global Market in the United States and the Deutsche Bourse in Germany.

The Company's mission is to acquire, directly or through joint ventures, a portfolio of small to mid size natural gas fueled electricity generating assets, generally below 250 megawatts or "MW".

The Company creates long-term value for its shareholders through disciplined asset acquisitions and hands on post-acquisition asset management. The Company actively invests in electricity assets which provide essential services to key transmission constrained markets such as California, where regulatory capacity requirements and a lack of local electricity supplies make peak electricity generation facilities valuable.

To date, the Company has acquired three electricity generating assets in California, totaling 110 MW of capacity. The Company is currently in the process of repowering two of these assets, 100 MW MMC Chula Vista Upgrade and 50 MW MMC Escondido Upgrade, both located in San Diego County, California.

Forward Looking Statements:

This press release contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, including those statements regarding the Company's expectation that it will achieve positive adjusted EBITDA during the next twelve months and the Company's ability to expand existing generating facilities and exploit acquisition opportunities. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements including, but not limited to, those risks described in the Company's Annual Report on Form 10-KSB and in its other public filings. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. MMC undertakes no obligation to update these forward-looking statements.

CONTACT:  MMC Energy Inc.
          Denis G. Gagnon, Chief Financial Officer
          (212) 977-0900
          www.mmcenergy.com

          BPC Financial Marketing
          Investor Contact:
          John Baldissera
          (800) 368-1217